Exhibit 99.1

Aptevo Strengthens Solid Tumor Strategy with Patent Filing for Nectin-4 x PD-L1 Dual Targeting Backbone

Filing supports potential development of radiopharmaceuticals, T-cell engagers and other immune-based approaches using a versatile platform approach

SEATTLE, WA – July 27, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel multispecific immuno-oncology therapeutics, today announced a new solid tumor strategy designed to fight cancer on multiple fronts. The Company has filed a patent application covering a proprietary Nectin-4 x PD-L1 dual-targeting backbone designed to strengthen Aptevo’s oncology pipeline, expand partnering opportunities and support multiple therapeutic approaches from a single platform-derived innovation.

For Aptevo, the filing helps secure the engine behind that strategy. Instead of pursuing one product built for one use, the filing will protect a backbone that may be adapted into multiple cancer-fighting approaches. That gives Aptevo more ways to advance its own pipeline, expands opportunities to work with large pharmaceutical companies and brings new thinking to the challenges of treating solid tumors.

“This filing is about building value from our science and using it to create more ways to fight solid tumors,” said Jeff Lamothe, President and Chief Executive Officer of Aptevo. “Aptevo has built a reusable targeting architecture that can generate multiple assets, support multiple therapeutic approaches and create multiple paths to value. For a focused biotech company, that matters. It gives us a powerful way to expand our pipeline, engage larger pharmaceutical companies and pursue difficult solid tumors with a strategy that is bigger than any single asset.”

“What excites us scientifically is the versatility of this backbone,” said Mary Janatpour, Ph.D., Chief Scientific Officer of Aptevo. “We designed it to recognize two important targets in solid tumors, Nectin-4 and PD-L1, and to give us a foundation we can build on in multiple ways. That means we can think beyond a single drug candidate and use the same core approach to support radiopharmaceuticals, T-cell engagers and other immune-modulating therapies. That kind of flexibility matters because it gives us more ways to address the complexity of difficult-to-treat solid tumors.”

The Company notes that radiopharmaceutical therapy is one potential application of this strategy and an area of growing focus for Aptevo. Pairing tumor-targeting constructs with radioligands supports the development of new targeted radiopharmaceutical candidates designed to deliver treatment activity directly to tumors. The Nectin-4 x PD-L1 backbone may also support T-cell engagers and other immune-based therapies, giving Aptevo multiple ways to pursue solid tumors through tumor targeting, immune activation and payload delivery.

The approach is designed to help therapies find tumors more precisely and simultaneously enhance anti-tumor immunity. Nectin-4 is found on several solid tumors, and PD-L1 can be found both on tumor cells and immune-suppressing cells within the tumor. By targeting both, Aptevo aims to direct treatment activity more selectively where it is needed most, better avoiding normal tissues than single-targeted agents. In addition to enhanced tumor localization, targeting PD-L1 immune-suppressing cells will enhance anti-tumor immunity. From here, Aptevo can deepen anti-tumor efficacy by adding additional functional components.

The backbone also demonstrates how Aptevo’s ADAPTIR and ADAPTIR-FLEX platforms are used to build smarter, more flexible cancer therapies. Aptevo can adjust how each construct is designed and add different therapeutic components depending on the goal. In simple terms, the same targeting concept may be used to create different kinds of therapies for hard-to-treat solid tumors.

The filing strengthens Aptevo’s intellectual property portfolio and supports a focused, platform-driven strategy: use proprietary science to create multiple shots on goal, retain strategic control and open the door to collaborations that could accelerate development.

About Aptevo

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company developing novel multispecific immunotherapies for the treatment of cancer. The Company’s lead clinical candidate, mipletamig, is currently being evaluated in frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Aptevo’s pipeline is generated from its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platforms and includes bispecific and trispecific candidates designed to create multiple oncology value drivers across hematologic malignancies and solid tumors. In preclinical development, Aptevo is advancing APVO451, a nectin-4-targeted trispecific immunotherapy candidate for solid tumors and is pursuing strategic opportunities in radiopharmaceutical therapeutics to extend its tumor-targeting expertise into additional cancer treatment approaches. For more information, visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, statements regarding Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for the treatment of disease; its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms; statements related to the progress of Aptevo’s clinical and preclinical programs and anticipated clinical, development and regulatory milestones; the scope, timing and potential value of intellectual property protection associated with Nectin-4 x PD-L1 targeted multispecific assets; whether preclinical studies of Nectin-4 x PD-L1 targeted multispecifics will show the desired anti-tumor efficacy, mechanism of action and safety profile and whether Nectin-4 x PD-L1 targeted multispecifics will function with new mechanisms of action compared to our previous candidates and synergistically induce a biological response, whether Nectin-4 x PD-L1 targeted multispecifics will demonstrate the ability to fight a range of solid malignancies, whether Aptevo's provisional patent application will result in a patent or adequately protect the Nectin-4 x PD-L1 dual-targeting backbone, the potential of multispecific targeting strategies to improve localization, therapeutic profile or treatment outcomes; Aptevo’s ability to enter into additional strategic collaborations; Aptevo’s ability to generate stockholder value; and the therapeutic and commercial potential of radiopharmaceutical therapies generally. Statements containing the words “may,” “continue to,” “believes,” “expects,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; the inability to obtain, maintain or enforce intellectual property protection; further assessment of preliminary or interim data or different results from later studies; adverse events and unanticipated problems; adverse developments in clinical or preclinical development, including unexpected safety issues; constraints in radioisotope availability, manufacturing or supply; and changes in regulatory, social, macroeconomic and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and its subsequent reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events or circumstances.

Contact

Aptevo Therapeutics

Miriam Weber Miller

VP, Investor Relations and Corporate Communications

Email: IR@apvo.com or millerm@apvo.com

Phone: 206-859-6628